                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event report) August 11, 1997

                              LSB BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 North Carolina
                 (State or Other Jurisdiction of Incorporation)

               0-11448                                  56-1348147
       (Commission File Number)            (I.R.S. Employer Identification No.)

                 One LSB Plaza, Lexington, North Carolina 27292
               (Address of Principal Executive Offices) (Zip Code)

                                 (910) 248-6500
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Effective August 11, 1997, Old North State Bank ("ONSB") merged with and into Lexington State Bank (the "Merger"), a subsidiary of LSB Bancshares, Inc., a bank holding company (the "Company"). The Merger occurred pursuant to an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of March 14, 1997 by and among the Company, Lexington State Bank and ONSB.

Pursuant to the Merger Agreement, each outstanding share of ONSB common stock was converted into .938 shares of the Company's common stock, $5 par value per share. An aggregate of 1,507,719 shares of the Company's common stock were issued in the Merger. The Company paid cash in lieu of fractional share interests at $20.24 per fractional share of ONSB common stock. Outstanding options and warrants to purchase ONSB's common stock were converted into options and warrants to purchase shares of the Company's common stock based upon the same exchange rate. The shareholders of the Company and ONSB approved the Merger at meetings held on August 1, 1997. The Federal Deposit Insurance Corporation approved the Merger on July 25, 1997, and the North Carolina Banking Commission approved the Merger on July 23, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a)      Financial statements of businesses acquired.

         Consolidated Balance Sheets of Old North State Bank for the years ended December 31, 1996 and 1995
         Consolidated Statements of Income of Old North State Bank for the years ended December 31, 1996, 1995 and 1994
         Consolidated Statements of Changes in Stockholders' Equity of Old
           North State Bank for the years ended December 31, 1996, 1995 and 1994 Consolidated Statements of Cash Flows of Old North State Bank for the
           years ended December 31, 1996, 1995 and 1994
         Notes to Consolidated Financial Statements of Old North State Bank Independent Auditor's Report of Larrowe, Cardwell & Company, LC

         Consolidated Balance Sheets of Old North State Bank for the
           six months ended June 30, 1997
         Consolidated Statements of Income of Old North State Bank for the
           six months ended June 30, 1997 and June 30, 1996
         Consolidated Statements of Cash Flows of Old North State Bank for the
           six months ended June 30, 1997 and June 30, 1996
         Consolidated Statements of Changes in Stockholders' Equity of
           Old North State Bank for the six months ended June 30, 1997 and June 30, 1996
         Notes to Consolidated Financial Statements of Old North State Bank

(b)      Pro forma financial information.

         Pro Forma Condensed Balance Sheet June 30, 1997
         Pro Forma Condensed Balance Sheet December 31, 1996
         Pro Forma Condensed Income Statement for the six months ended
           June 30, 1997
         Pro Forma Condensed Income Statement for the six months ended
           June 30, 1996
         Pro Forma Condensed Income Statement for the year ended
           December 31, 1996
         Pro Forma Condensed Income Statement for the year ended
           December 31, 1995
         Pro Forma Condensed Income Statement for the year ended
           December 31, 1994
         Notes to Pro Forma Condensed Financial Information


(c)      The following exhibits are filed herewith:

Exhibit No.   Description of Exhibit
-----------   ----------------------

     2 Agreement and Plan of Reorganization and Merger dated March 14, 1997 by and among LSB Bancshares, Inc., Lexington State Bank, and Old North State Bank.


    23        Consent of Larrowe, Cardwell & Company, LC

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LSB BANCSHARES, INC.




Date: October 27, 1997                  By: /s/ Robert F. Lowe
      ----------------------                -------------------------------
                                            Robert F. Lowe
                                            Chairman, President and
                                            Chief Executive Officer

                              OLD NORTH STATE BANK
================================================================================

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

ASSETS                                                     1996          1995
                                                       ------------  ------------

Cash and due from banks                                $  4,409,195  $  5,054,158
Interest-bearing deposits with banks                        154,964       845,155
Federal funds sold                                                -     1,765,000
Investment securities available for sale                 33,338,179    33,378,767
Investment securities to be held to maturity,
  approximate market value $4,100,003 in 1996;
  and $2,257,430 in 1995                                  4,146,321     2,292,630
Loans, net of allowance for loan losses of $1,000,000
  in 1996 and $980,993 in 1995                           82,848,597    69,615,597
Property and equipment, net                               2,424,074     2,426,839
Accrued income                                            1,014,675       985,038
Other assets                                              1,908,602     2,044,026
                                                       ------------  ------------
                                                       $130,244,607  $118,407,210
                                                       ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Demand deposits                                          18,532,416    14,920,476
Interest-bearing demand deposits                         12,830,570    12,035,926
Savings deposits                                         15,795,893    16,297,078
Large denomination time deposits                         15,057,971    12,767,541
Other time deposits                                      47,884,021    48,722,028
                                                       ------------  ------------
        Total deposits                                  110,100,871   104,743,049

Federal funds purchased and securities sold under
 agreements to repurchase                                 2,824,832     2,096,354
Long-term debt                                            4,908,333             -
Accrued interest payable                                    941,875     1,115,243
Other liabilities                                           292,951       207,924
                                                       ------------  ------------
                                                        119,068,862   108,162,570
                                                       ------------  ------------

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Common stock, $5 par value; 2,000,000 shares
  authorized; 1,580,978 and 1,572,171 shares
  issued in 1996 and 1995, respectively                   7,904,890     7,860,855
Surplus                                                   2,850,260     1,846,297
Retained earnings                                           529,325       503,016
Unrealized appreciation (depreciation) on investment
 securities available for sale, net of income taxes        (108,730)       34,472
                                                       ------------  ------------
                                                         11,175,745    10,244,640
                                                       ------------  ------------
                                                       $130,244,607  $118,407,210
                                                       ============  ============







SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              OLD NORTH STATE BANK
================================================================================

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

                                                               1996        1995        1994
                                                            ----------  ----------  ----------
INTEREST INCOME:
 Loans and fees on loans                                    $7,468,187  $3,070,981  $2,277,591
 Federal funds sold                                             67,344      88,714      27,834
 Investment securities:
   Taxable                                                   2,294,255   1,098,182     621,908
   Exempt from federal income tax                               35,053      16,800      11,219
 Deposits with banks                                            26,348       7,711       6,658
                                                            ----------  ----------  ----------
                                                             9,891,187   4,282,388   2,945,210
                                                            ----------  ----------  ----------

INTEREST EXPENSE:
 Deposits                                                    4,046,643   1,947,386   1,137,024
 Federal funds purchased and securities
   sold under agreements to repurchase                          77,258       3,624       2,859
 Other borrowed funds                                          265,406      26,975      23,261
                                                            ----------  ----------  ----------
                                                             4,389,307   1,977,985   1,163,144
                                                            ----------  ----------  ----------
       Net interest income                                   5,501,880   2,304,403   1,782,066

PROVISION FOR LOAN LOSSES                                      243,079     115,000      63,563
                                                            ----------  ----------  ----------
       Net interest income after provision for loan losses   5,258,801   2,189,403   1,718,503
                                                            ----------  ----------  ----------

NONINTEREST  INCOME:
 Service charges on deposit accounts                           524,731     314,128     229,870
 Securities gains (losses)                                     (36,961)     (5,174)    (20,243)
 Other income                                                  231,440      45,775      38,701
                                                            ----------  ----------  ----------
                                                               719,210     354,729     248,328
                                                            ----------  ----------  ----------

NONINTEREST EXPENSE:
 Salaries and employee benefits                              2,501,906   1,057,269     801,979
 Occupancy expense                                             487,699     167,665     121,427
 Equipment expense                                             283,018     136,021     103,539
 Other expense                                               1,284,686     617,555     485,016
                                                            ----------  ----------  ----------
                                                             4,557,309   1,978,510   1,511,961
                                                            ----------  ----------  ----------
       Income before income taxes                            1,420,702     565,622     454,870

INCOME TAX EXPENSE                                             394,393     187,252     156,099
                                                            ----------  ----------  ----------
       Net income                                           $1,026,309  $  378,370  $  298,771
                                                            ==========  ==========  ==========

EARNINGS PER COMMON SHARE                                   $      .65  $      .50  $      .44
                                                            ==========  ==========  ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                          1,576,623     750,659     686,611
                                                            ==========  ==========  ==========





SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              OLD NORTH STATE BANK
================================================================================

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

                                         COMMON STOCK                               UNREALIZED
                                         ------------                   RETAINED   DEPRECIATION
                                     SHARES       AMOUNT     SURPLUS    EARNINGS   ON SECURITIES    TOTAL
                                     ------       ------     -------    --------   -------------    -----
BALANCE, DECEMBER 31, 1993            335,087  $1,675,435   $1,825,721     $113,382  $       -    $3,614,538

  Net income                                -           -            -      298,771          -       298,771
  Dividends paid
    ($.08 per share)                        -           -            -      (29,487)         -       (29,487)
  Stock options exercised              33,502     167,510      201,012            -          -       368,522
  Stock dividend (5%)                  18,430      92,150      165,870     (258,020)         -             -
  Fractional shares purchased            (121)       (605)      (1,080)           -          -        (1,685)
  Fractional shares reissued              121         605        1,210            -          -         1,815
  Unrealized depreciation
    on investment securities
    available for sale, net
    of taxes                                -           -            -            -   (290,624)     (290,624)
                                    ---------  ----------  -----------  -----------  ---------    ----------

BALANCE, DECEMBER 31, 1994            387,019   1,935,095    2,192,733      124,646   (290,624)    3,961,850

  Net income                                -           -            -      378,370          -       378,370
  Stock split (1.922 for 1)
    effected in the form of a
    dividend                          356,832   1,784,160   (1,784,160)           -          -             -
  Fractional shares purchased            (437)     (2,185)      (5,236)           -          -        (7,421)
  Fractional shares reissued              437       2,185        1,683            -          -         3,868
  Stock issued in affiliation         828,320   4,141,600    1,441,277            -          -     5,582,877
  Net change in unrealized
    depreciation on investment
    securities available for sale,
    net of taxes                            -           -            -            -    325,096       325,096
                                    ---------  ----------  -----------  -----------  ---------    ----------

BALANCE, DECEMBER 31, 1995          1,572,171   7,860,855    1,846,297      503,016     34,472    10,244,640

  Net income                                -           -            -    1,026,309          -     1,026,309
  Transfer of capital                       -           -    1,000,000   (1,000,000)         -             -
  Stock options exercised               8,807      44,035        3,963            -          -        47,998
  Net change in unrealized
    depreciation on investment
    securities available for sale,
    net of taxes                            -           -            -            -   (143,202)     (143,202)
                                    ---------  ----------  -----------  -----------  ---------    ----------
BALANCE, DECEMBER 31, 1996          1,580,978  $7,904,890  $2,850,260   $   529,325  $(108,730)  $11,175,745
                                    =========  ==========  ===========  ===========  =========    ==========





SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              OLD NORTH STATE BANK
================================================================================

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                     1996         1995          1994
                                                                 ------------  -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $  1,026,309  $   378,370  $    298,771
  Adjustments to reconcile net income
    to net cash provided by operations:
      Depreciation and amortization                                   286,926      120,495       101,676
      Amortization of intangibles                                     107,797       14,280         1,805
      Accretion on loans and deposits purchased                      (251,923)           -             -
      Provision for loan losses                                       243,079      115,000        63,563
      Deferred income taxes                                           214,985       17,188         1,382
      Net realized (gains) losses on securities                        36,961        5,174        20,243
      Accretion of discount on securities, net                        (40,071)     (15,525)      (20,634)
  Changes in assets and liabilities:
    Accrued income                                                    (29,637)    (119,213)     (134,835)
    Other assets                                                     (113,588)     (80,427)      162,481
    Accrued interest payable                                         (173,368)     415,802        47,843
    Other liabilities                                                  85,027      (27,352)      143,102
                                                                 ------------  -----------  ------------
        Net cash provided by operating activities                   1,392,497      823,792       685,397
                                                                 ------------  -----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (increase) decrease in interest-bearing deposits in banks       690,191      (10,977)       90,000
  Net (increase) decrease in federal funds sold                     1,765,000     (865,000)            -
  Purchases of securities                                         (23,637,985)  (7,439,877)   (9,224,292)
  Sales of securities                                               7,306,448    2,750,000     1,940,030
  Maturities of securities                                         14,304,572    3,868,236       726,129
  Net increase in loans                                           (13,286,231)  (7,208,723)   (4,237,801)
  Purchases of properties and equipment                              (284,161)    (136,267)     (198,090)
                                                                 ------------  -----------  ------------
        Net cash used in investing activities                     (13,142,166)  (9,042,608)  (10,904,024)
                                                                 ------------  -----------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand, savings and NOW deposits                  3,905,399    3,043,791     4,106,676
  Net increase in time deposits                                     1,514,498    6,931,073     5,307,147
  Net increase (decrease) in federal funds purchased and
    securities sold under agreements to repurchase                    728,478     (299,320)      200,000
  Proceeds from (repayment of) long-term debt                       4,908,333     (375,000)      375,000
  Dividends paid                                                            -            -       (29,487)
  Proceeds from issuance of common stock                               47,998    2,249,891       368,652
                                                                 ------------  -----------  ------------
        Net cash provided by financing activities                  11,104,706   11,550,435    10,327,988
                                                                 ------------  -----------  ------------
        Net increase (decrease) in cash and cash equivalents         (644,963)   3,331,619       109,361

CASH AND CASH EQUIVALENTS, BEGINNING                                5,054,158    1,722,539     1,613,178
                                                                 ------------  -----------  ------------
CASH AND CASH EQUIVALENTS, ENDING                                $  4,409,195  $ 5,054,158  $  1,722,539
                                                                 ============  ===========  ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                  $  4,624,750  $ 1,562,183  $  1,115,301
                                                                 ============  ===========  ============
  Taxes paid                                                     $    208,323  $   269,335  $     41,039
                                                                 ============  ===========  ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
  Other real estate acquired in settlement of loans              $          -  $         -  $    137,780
                                                                 ============  ===========  ============
  Net noncash assets acquired for common stock                   $          -  $ 2,845,138  $          -
                                                                 ============  ===========  ============




SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              OLD NORTH STATE BANK
================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Old North State Bank (the Bank) was organized and incorporated under the laws of the State of North Carolina on June 30, 1989. The Bank commenced operations on August 14, 1989, and currently serves the counties of Forsyth and Stokes, and the city of Winston-Salem, North Carolina, through seven banking offices. As a state chartered, Federal Reserve member bank, the Bank is subject to regulation by the State of North Carolina Banking Commission and the Federal Reserve. Old North State Bank Investments, Inc. is a wholly-owned subsidiary of the Bank which sells mutual funds and annuities.

The accounting and reporting policies of the Bank and its subsidiary follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Bank and it subsidiary. All significant, intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan and foreclosed real estate losses, management obtains independent appraisals for significant properties.

Substantially all of the Bank's loan portfolio consists of loans in its market area. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions. The regional economy is diverse with the primary employers being health care, manufacturing and financial services.

While management uses available information to recognize loan and foreclosed real estate losses, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank's allowances for loan and foreclosed real estate losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

CASH AND CASH EQUIVALENTS

For the purposes of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in cash and due from banks (including items in process of clearing).

TRADING SECURITIES

The Bank does not hold securities for short-term resale and therefore does not maintain a trading securities portfolio.

SECURITIES HELD TO MATURITY

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates.

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

SECURITIES AVAILABLE FOR SALE

Available-for-sale securities are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held-to-maturity securities.

Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses.

LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Discounts and premiums on any purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on any purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

The allowance for loan losses is increased by charges to income and decreased by charge-offs, net of recoveries. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

PROPERTY AND EQUIPMENT

Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the following estimated useful lives:

                                                   Years
                                                   -----
                       Buildings and improvements  10-40
                       Furniture and equipment      3-20


FORECLOSED PROPERTIES

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate. The historical average holding period for such properties is less than 12 months.

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock-Based Compensation (issued in October 1995), but complies with the disclosure requirements set forth in the Statement, which include disclosing proforma net income as if the fair value method of accounting had been applied.

INCOME TAXES

Provision for income taxes is based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Deferred income tax liability relating to unrealized appreciation (or the deferred tax asset in the case of unrealized depreciation) on investment securities available for sale is recorded in other liabilities (assets). Such unrealized appreciation or depreciation is recorded as an adjustment to equity in the financial statements and not included in income determination until realized. Accordingly, the resulting deferred income tax liability or asset is also recorded as an adjustment to equity.

EARNINGS PER COMMON SHARE

Net income per share is computed based on the weighted average number of shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

FINANCIAL INSTRUMENTS

Any derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading.

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and commercial and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

The Bank does not utilize interest-rate exchange agreements or interest-rate futures contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet.
In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

Interest-bearing deposits with banks: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Available-for-sale and held-to-maturity securities: Fair values for securities, excluding restricted equity securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate fair values.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair value for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

Short-term debt: The carrying amounts of short-term debt approximate their fair values.

Other liabilities: For fixed-rate loan commitments, fair value considers the difference between current levels of interest rates and the committed rates. The carrying amounts of other liabilities approximates fair value.

RECLASSIFICATION

Certain reclassifications have been made to the prior years' financial statements to place them on a comparable basis with the current year. Net income and stockholders' equity previously reported were not affected by these reclassifications.

NOTE 2.  BUSINESS COMBINATION

On December 28, 1995, Old North State Bank acquired Piedmont BancShares Corporation and its consolidated subsidiary, Enterprise Bank and Trust Company, in exchange for 828,320 shares of Old North State Bank common stock valued at $5,582,877. In conjunction with the acquisition, Piedmont BancShares Corporation and Enterprise Bank and Trust Company were merged with and into Old North State Bank. Enterprise Financial Service Corporation, formerly a wholly-owned subsidiary of Enterprise Bank and Trust Company, was renamed Old North State Investments, Inc. and continues as a wholly-owned subsidiary of Old North State Bank.

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2.  BUSINESS COMBINATION, CONTINUED

The acquisition was accounted for as a purchase transaction and accordingly the results of operations attributable to the acquired companies are included in the consolidated financial statements only from the date of acquisition. The excess of purchase price over fair value of net tangible and identified intangible assets acquired will be amortized on the straight-line basis over 15 years. The acquisition is summarized as follows:


 Purchase price, including direct costs of $322,705                $  5,905,582
                                                                   ------------

 Loans, net                                                          35,514,561
 Investment securities                                               18,842,169
 Identified intangible assets                                           461,731
 Other assets                                                         5,853,924
 Deposits                                                           (53,087,187)
 Other liabilities                                                   (2,486,616)
                                                                   ------------
        Net tangible and identified intangible assets acquired
          (at fair market value)                                      5,098,582
                                                                   ------------
        Excess of purchase price over net tangible and identified
          intangible assets acquired (at fair market value)        $    807,000
                                                                   ============


Results of operations for the years ending December 31, 1995 and 1994, as if the combination had occurred on January 1, 1994, are summarized below:

                                               PIEDMONT
                                              BANCSHARES
                                  OLD NORTH  CORPORATION               PRO FORMA
1995                             STATE BANK & SUBSIDIARIES ADJUSTMENTS  COMBINED
----                             ---------- -------------- ----------- ---------
Interest income                   $4,246,819  $4,332,802  $ 168,451  $8,748,072
Interest expense                   1,960,604   2,114,699          -   4,075,303
                                  ----------  ----------  ---------  ----------
      Net interest income          2,286,215   2,218,103    168,451   4,672,769

Provision for credit losses          115,000     308,975          -     423,975
Other income                         351,186     431,091          -     782,277
Other expense                      1,958,094   2,531,282     71,425   4,560,801
                                  ----------  ----------  ---------  ----------
      Income before income taxes     564,307    (191,063)    97,026     470,270

Income taxes (benefit)               187,252     (64,961)         -     122,291
                                  ----------  ----------  ---------  ----------
      Net income (loss)           $  377,055  $ (126,102)  $ 97,026  $  347,979
                                  ==========  ==========  =========  ==========

1994
----

Interest income                   $2,945,210  $3,160,860   $168,451  $6,274,521
Interest expense                   1,163,144   1,298,734    (44,561)  2,417,317
                                  ----------  ----------  ---------  ----------
      Net interest income          1,782,066   1,862,126    213,012   3,857,204

Provision for credit losses           63,563      47,395          -     110,958
Other income                         248,328     372,050          -     620,378
Other expense                      1,511,961   1,976,641     71,425   3,560,027
                                  ----------  ----------  ---------  ----------
      Income before income taxes     454,870     210,140    141,587     806,597

Income taxes (benefit)               156,099    (136,000)  (207,448)    227,547
                                  ----------  ----------  ---------  ----------
      Net income                  $  298,771  $  346,140  $ (65,861) $  579,050
                                  ==========  ==========  =========  ==========

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3.  RESTRICTIONS ON CASH

To comply with banking regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirement was approximately $698,000 and $246,000 for the periods including December 31, 1996 and 1995, respectively.

NOTE 4.  INVESTMENT SECURITIES

Debt and equity securities have been classified in the consolidated balance sheets according to management's intent. The carrying amount of securities and their approximate fair values at December 31 follow:


                                     AMORTIZED   UNREALIZED  UNREALIZED     FAIR
1996                                   COST        GAINS       LOSSES       VALUE
----                                -----------  ----------  ----------  -----------

AVAILABLE FOR SALE:
 U.S. Treasury securities           $ 5,260,412  $   26,281  $   15,395  $ 5,271,298
 U.S. Government agency securities   19,047,084      35,566     151,533   18,931,117
 Mortgage-backed securities           7,206,155      30,658      93,837    7,142,976
 Other securities                     1,108,071       4,861       1,344    1,111,588
 Equity securities                      881,200           -           -      881,200
                                    -----------  ----------  ----------  -----------
                                    $33,502,922  $   97,366  $  262,109  $33,338,179
                                    ===========  ==========  ==========  ===========

HELD TO MATURITY:
 U.S. Government agency securities  $ 1,000,000  $        -  $        -  $ 1,000,000
 Mortgage-backed securities           1,744,931           -      32,096    1,712,835
 Other securities                     1,401,390       3,144      17,366    1,387,168
                                    -----------  ----------  ----------  -----------
                                    $ 4,146,321  $    3,144  $   49,462  $ 4,100,003
                                    ===========  ==========  ==========  ===========
1995
----

AVAILABLE FOR SALE:
 U.S. Treasury securities           $10,426,829  $   24,304  $      229  $10,450,904
 U.S. Government agency securities   15,457,345      92,501      81,738   15,468,108
 Mortgage-backed securities           5,891,488      25,496      11,814    5,905,170
 Other securities                     1,093,775       4,427         717    1,097,485
 Equity securities                      457,100           -           -      457,100
                                    -----------  ----------  ----------  -----------
                                    $33,326,537  $  146,728  $   94,498  $33,378,767
                                    ===========  ==========  ==========  ===========

HELD TO MATURITY:
 Mortgage-backed securities         $ 1,744,490  $        -  $   32,565  $ 1,711,925
 Other securities                       548,140       2,079       4,714      545,505
                                    -----------  ----------  ----------  -----------
                                    $ 2,292,630  $    2,079  $   37,279  $ 2,257,430
                                    ===========  ==========  ==========  ===========


Investment securities with amortized cost of approximately $14,503,000 and $14,379,000 at December 31, 1996 and 1995, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

Gross realized gains and losses for the years ended December 31, 1996, 1995 and 1994 are as follows:


                                                        1996       1995      1994
                                                      ---------  --------  ---------
Realized gains                                         $ 16,630   $ 17,009  $  1,500
Realized losses                                         (53,591)   (22,183)  (21,743)
                                                       --------   --------  --------
                                                       $(36,961)  $ (5,174) $(20,243)
                                                       =========  ========  =========

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 4.  INVESTMENT SECURITIES, CONTINUED

The amortized cost and approximate fair value of investment securities by scheduled maturity are shown below. Maturities may differ from scheduled maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary:


                                           AVAILABLE FOR SALE        HELD TO MATURITY
                                        ------------------------  ----------------------
                                         AMORTIZED      FAIR      AMORTIZED      FAIR
                                           COST         VALUE        COST       VALUE
                                        -----------  -----------  ----------  ----------

Due in one year or less                 $ 2,994,386  $ 3,013,415  $        -  $        -
Due after one year through five years    19,115,711   18,991,779     563,598     564,433
Due after five years through ten years    2,862,152    2,862,810   1,000,000   1,000,000
Due after ten years                         443,318      446,000     837,792     822,735
Mortgage-backed securities                7,206,155    7,142,975   1,744,931   1,712,835
Equity securities                           881,200      881,200           -           -
                                        -----------  -----------  ----------  ----------
                                        $33,502,922  $33,338,179  $4,146,321  $4,100,003
                                        ===========  ===========  ==========  ==========


NOTE 5.  LOANS RECEIVABLE

The major components of loans in the consolidated balance sheets at December 31, 1996 and 1995 are as follows (in thousands):

                                                                               1996      1995
                                                                             --------  --------

Commercial                                                                   $ 20,740  $ 19,730
Real estate:
  Construction and land development                                             5,030     3,525
  Residential, 1-4 families                                                    23,128    19,258
  Residential, 5 or more families                                               2,854     1,519
  Farmland                                                                        255       250
  Nonfarm, nonresidential                                                      24,707    20,499
Agricultural                                                                      284       153
Consumer                                                                        6,527     5,618
Other                                                                             324        45
                                                                             --------  --------
                                                                               83,849    70,597
Less allowance for loan losses                                                 (1,000)     (981)
                                                                             --------  --------
                                                                             $ 82,849  $ 69,616
                                                                             ========  ========

Nonperforming assets at December 31, 1996 and 1995 are detailed as follows:
                                                                               1996      1995
                                                                             --------  --------

Nonaccrual loans                                                             $259,002  $339,700
Restructured loans                                                                  -         -
Loans past due 90 days or more                                                138,000         -
                                                                             --------  --------
        Total nonperforming loans                                             397,002   339,700

Foreclosed, repossessed and idled properties                                   25,929         -
                                                                             --------  --------

        Total nonperforming assets                                           $422,931  $339,700
                                                                             ========  ========

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5.  LOANS RECEIVABLE, CONTINUED

Gross interest income that would have been recognized for each year if the nonaccrual loans and restructured loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held part of the period, is detailed below. Applicable interest income that was actually collected and included in net income for each year is also summarized below:

                                                                       1996     1995
                                                                      -------  -------
NONACCRUAL LOANS:
  Interest income, original terms                                     $23,102  $17,397
                                                                      =======  =======
  Interest income recognized                                          $ 2,883  $ 3,932
                                                                      =======  =======

RESTRUCTURED LOANS:
  Interest income, original terms                                     $     -  $     -
                                                                      =======  =======
  Interest income recognized                                          $     -  $     -
                                                                      =======  =======


An allowance determined in accordance with SFAS No. 114 and No. 118 is provided for all impaired loans. The total recorded investment in impaired loans and the related allowance for loan losses at December 31, the average annual recorded investment in impaired loans, and interest income recognized on impaired loans for the year (all approximate) are summarized below.

                                                                        1996      1995
                                                                      --------  --------

Recorded investment at December 31                                    $964,000  $549,000
                                                                      ========  ========
Allowance for loan losses                                             $278,000   $31,000
                                                                      ========  ========
Average recorded investment for the year                              $944,000  $224,000
                                                                      ========  ========
Interest income recognized for the year                               $ 69,000  $ 14,000
                                                                      ========  ========


The Bank is not committed to lend additional funds to debtors whose loans have been modified.

NOTE 6.  ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses are as follows:

                                                            1996        1995       1994
                                                          ----------  ---------  --------
BALANCE, BEGINNING                                        $  980,993  $ 372,544  $321,168

Provision charged to expense                                 243,079    115,000    63,563
Recoveries of amounts charged off                             24,146     33,430    11,425
Amounts charged off                                         (248,218)  (159,951)  (23,612)
Allowance of acquired bank at date of acquisition                  -    619,970         -
                                                          ----------  ---------  --------
BALANCE, ENDING                                           $1,000,000  $ 980,993  $372,544
                                                          ==========  =========  ========


NOTE 7.  PROPERTY AND EQUIPMENT

Components of property and equipment and total accumulated depreciation at December 31, 1996 and 1995, are as follows:

                                                                         1996         1995
                                                                      -----------  ----------

Land                                                                  $   407,727  $  407,727
Buildings and improvements                                              1,259,356   1,203,002
Equipment and fixtures                                                  1,861,264   1,633,457
                                                                      -----------  ----------
                                                                        3,528,347   3,244,186

Less accumulated depreciation                                         (1,104,273)    (817,347)
                                                                      -----------  ----------
                                                                      $ 2,424,074  $2,426,839
                                                                      ===========  ==========

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 7.  PROPERTY AND EQUIPMENT, CONTINUED

The Bank leases certain branch locations under operating leases which expire through January 2005. Rental expense was $251,881, $46,872, and $15,488 in 1996, 1995, and 1994, respectively. Future minimum rental commitments under the aforementioned noncancelable leases are as follows:


         1997                            $  215,293
         1998                               163,560
         1999                               158,560
         2000                               151,560
         2001                               151,560
         Thereafter                       1,075,599
                                         ----------
                                         $1,916,132
                                         ==========


NOTE 8.  SHORT-TERM DEBT

Short-term debt consists of federal funds purchased and securities sold under agreements to repurchase, which generally mature within one to four days from the transaction date, and other short-term borrowings. Additional information at December 31, 1996 and 1995 and for the years then ended is summarized below:

                                                           1996        1995
                                                        ----------  ----------

  Outstanding balance at December 31                    $2,824,832  $2,096,354
                                                        ==========  ==========
  Year-end weighted average rate                             4.31%       3.94%
                                                        ==========  ==========
  Daily average outstanding during the year             $1,780,164     $63,513
                                                        ==========  ==========
  Average rate for the year                                  4.25%       5.71%
                                                        ==========  ==========
  Maximum outstanding at any month-end during the year  $2,824,832  $2,096,354
                                                        ==========  ==========


The Bank has established various credit facilities to provide additional liquidity if and as needed. These include unsecured lines of credit with correspondent banks totaling $6,000,000.

NOTE 9.  LONG-TERM DEBT

The Bank has a $16,000,000 secured credit availability arrangement with the Federal Home Loan Bank which may be repaid over a period exceeding one year.
At December 31, 1996 the outstanding balance under this arrangement was $4,908,333, which bears interest at 5.75%. There was no outstanding balance at December 31, 1995.

Future maturities of long-term debt are detailed below:



                  YEAR                                      AMOUNT

                  1997                                       $  183,333
                  1998                                          383,333
                  1999                                        1,191,667
                  2000                                          700,000
                  2001                                        2,150,000
                  2002                                          300,000
                                                             ----------
                                                             $4,908,333
                                                             ==========

================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Bank's financial instruments are as follows (dollars in thousands):


                                                          DECEMBER 31, 1996                           DECEMBER 31, 1995
                                                    -----------------------------               -----------------------------
                                                    CARRYING               FAIR                 CARRYING               FAIR
                                                     AMOUNT                VALUE                AMOUNT                 VALUE
                                                    --------               -----                --------               ------
FINANCIAL ASSETS
  Cash and cash equivalents                         $ 4,409               $ 4,409               $ 5,054               $ 5,054
  Interest-bearing deposits with banks                  155                   155                   845                   845
  Federal funds sold                                      -                     -                 1,765                 1,765
  Securities, available-for-sale                     33,338                33,338                33,379                33,379
  Securities, held to maturity                        4,146                 4,100                 2,293                 2,257
  Loans, net of allowance for loan losses            82,849                83,291                69,616                71,212

FINANCIAL LIABILITIES
  Deposits                                          110,101               110,357               104,743               105,582
  Short-term debt                                     2,825                 2,825                 2,096                 2,096
  Long-term debt                                      4,908                 4,633                     -                     -

OFF-BALANCE SHEET ASSETS (LIABILITIES)
  Commitments to extend credit and
    standby letters of credit                             -                     -                     -                     -


NOTE 11.  COMMON STOCK

OPTIONS AND WARRANTS

The Bank maintains a qualified incentive stock option plan which originally reserved up to 67,624 shares for purchase by eligible employees. Options are granted under the plan which are exercisable at $5.45 per share or the fair market value of the Bank's common stock at the date of grant, whichever is higher. Options generally vest at 20% per year and expire ten years from the date of grant (from April 2000 through March 2004), except that expiration and vesting may occur earlier as a result of death, disability, termination or certain changes in control of the Bank. At December 31, 1996, no additional options are available for grant under the plan.

The Bank also has common stock options outstanding at December 31, 1996 and 1995, issued under a non-qualified employee stock option plan of a company acquired by the Bank. Options outstanding pursuant to this arrangement are fully vested, exercisable at $9.09 per share and expire between July 1999 and September 2001. At December 31, 1996, there were 66,098 of these options outstanding.

At December 31, 1996 and 1995, the Bank had warrants outstanding to purchase 40,342 shares of its common stock. These warrants were issued to organizers and founders of a company acquired by the Bank, are immediately exercisable at $9.09 per share and expire on April 11, 2000.

The Bank maintained a nonqualified stock option plan which reserved up to 33,509 shares (before 1994 stock dividend and 1995 split) for purchase by directors. During 1994 options to purchase 33,502 shares (all that were granted under the plan) were exercised at $11 per share.

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11.  COMMON STOCK, CONTINUED

Activity (restated for stock dividends and splits) during the years ended December 31, 1996 and 1995, is summarized below:



                                                           GRANTED AND OUTSTANDING
                                               --------------------------------------------------
                                                           INCENTIVE   NONQUALIFIED
                                                             STOCK        STOCK       EXERCISE(1)
                                               WARRANTS     OPTIONS      OPTIONS        PRICE      EXERCISED
                                               --------    ---------   ------------   -----------  ---------
BALANCE DECEMBER 31, 1994                              -     65,391            -      $     5.45          -

    Granted                                            -          -            -               -          -
    Exercised                                          -          -            -               -          -
    Forfeited                                          -          -            -               -          -
    Expired                                            -          -            -               -          -
    Issued under plans of a company
     acquired by the Bank                         40,342          -       66,098            9.09          -
                                              ----------    -------      -------      ----------   --------
BALANCE DECEMBER 31, 1995                         40,342     65,391       66,098            7.70          -

    Granted                                            -          -            -               -          -
    Exercised                                          -     (8,807)           -            5.45      8,807
    Forfeited                                          -     (9,688)           -            5.45          -
    Expired                                            -          -            -               -          -
                                              ----------    -------      -------      ----------   --------
BALANCE DECEMBER 31, 1996                         40,342     46,896       66,098      $     7.98      8,807
                                              ==========    =======      =======      ==========   ========


Additional information relating to the options and warrants is detailed below:


                                                                                      1996        1995
                                                                                  ------------  ---------
OUTSTANDING OPTIONS AND WARRANTS AT DECEMBER 31:
  Exercise price(1)                                                               $       7.98  $    7.70
  Range of exercise prices:
    From                                                                          $       5.45  $    5.45
    To                                                                            $       9.09  $    9.09
  Remaining contractual life in months(1)                                                   38         54

EXERCISABLE OPTIONS AND WARRANTS AT DECEMBER 31:
  Number                                                                               152,136    160,540
  Exercise price(1)                                                               $       8.00  $    7.86

OPTIONS AND WARRANTS GRANTED DURING THE YEAR:
  Grant-date fair value(1)                                                        $          -  $       -
  Exercise price(1)                                                               $          -  $       -

SIGNIFICANT ASSUMPTIONS USED IN DETERMINING FAIR VALUE:
  Risk-free interest rate                                                                  n/a        n/a
  Expected life in years                                                                   n/a        n/a
  Expected dividends                                                                       n/a        n/a
  Expected volatility                                                                      n/a        n/a

RESULTS OF OPERATIONS:
  Compensation cost recognized in income                                          $          -  $       -
                                                                                  ============  =========
  Pro forma net income(2)                                                         $  1,026,309  $ 378,370
                                                                                  ============  =========
  Pro forma earnings per common share(2)                                          $        .65  $     .50
                                                                                  ============  =========

(1) Weighted average
(2) As if the fair value based method prescribed by SFAS No. 123 had been applied

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 12.  EMPLOYEE BENEFIT PLANS

The Bank has adopted a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees who have completed one year of service. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. In addition, the Bank may make additional contributions at the discretion of the Board of Directors. The Bank contribution was approximately $13,100 for 1996. There was no expense to the Bank relating to this plan for 1995 or 1994, as the plan was not adopted until December 28, 1995.

NOTE 13.  INCOME TAXES

CURRENT AND DEFERRED INCOME TAX COMPONENTS

The components of income tax expense (substantially all Federal) are as follows:

                                                  1996      1995      1994
                                                --------  --------  --------
Current                                         $179,408  $170,064  $154,717
Deferred                                         214,985    17,188     1,382
                                                --------  --------  --------
                                                $394,393  $187,252  $156,099
                                                ========  ========  ========

RATE RECONCILIATION

A reconciliation of income tax expense computed at the statutory federal income tax rate to income tax expense included in the statements of income follows:

                                                  1996      1995      1994
                                                --------  --------  --------
Tax at statutory federal rate                   $483,039  $192,311  $154,656
Tax exempt interest income                       (11,918)   (5,712)   (3,814)
Intangibles accretion, net of amortization       (74,736)        -         -
State income tax, net of federal benefit           2,089         -     5,117
Other                                             (4,081)      653       140
                                                --------  --------  --------
                                                $394,393  $187,252  $156,099
                                                ========  ========  ========

DEFERRED INCOME TAX ANALYSIS

The components of net deferred tax assets (all Federal) at December 31, 1996 and 1995 are summarized as follows:

                                                            1996       1995
                                                          ---------  ---------
Deferred tax assets                                       $ 598,300  $ 734,129
Deferred tax liabilities                                   (131,675)  (126,289)
                                                          ---------  ---------
                                                          $ 466,625  $ 607,840
                                                          =========  =========

The tax effects of each significant item creating deferred taxes are summarized below:

                                                             1996       1995
                                                          ---------  ---------
Net unrealized (appreciation) depreciation on
  securities available for sale                           $ 56,012  $ (17,758)
Allowance for loan losses                                  270,758    283,492
Net operating loss carryforwards                           250,880    443,092
Amortization of deposit premiums                            14,578      6,408
Deferred compensation                                        4,032          -
Contributions                                                    -        117
Depreciation                                               (93,386)   (83,384)
Accretion of discount on investment securities             (38,289)   (25,147)
Other                                                        2,040      1,020
                                                          --------  ---------
                                                          $466,625  $ 607,840
                                                          ========  =========

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 13.  INCOME TAXES, CONTINUED

OPERATING LOSS AND CARRYFORWARDS

At December 31, 1996, the Bank had federal net operating loss carryforwards for income tax purposes of approximately $737,900 which will expire from 2005 through 2008 if not previously utilized. State net economic loss carryforwards, which expire in 1997 and 1998, amount to approximately $549,000 at December 31, 1996. The deferred tax benefit resulting from state net economic loss carryforwards has been offset in full by a valuation allowance.

NOTE 14.  COMMITMENTS AND CONTINGENCIES

LITIGATION

In the normal course of business the Bank is involved in various legal proceedings. After consultation with legal counsel, management believes that any liability resulting from such proceedings will not be material to the consolidated financial statements.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the consolidated balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank's commitments at December 31, 1996 and 1995 is as follows:


                                                          1996         1995
                                                       -----------  -----------

Commitments to extend credit                           $17,114,000  $16,079,000
Standby letters of credit                                  665,500      269,600
                                                       -----------  -----------
                                                       $17,779,500  $16,348,600
                                                       ===========  ===========


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 14.  COMMITMENTS AND CONTINGENCIES, CONTINUED

CONCENTRATIONS OF CREDIT RISK

Substantially all of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area and such customers are generally depositors of the Bank. Investments in state and municipal securities involve governmental entities within and outside the Bank's market area. The concentrations of credit by type of loan are set forth in Note 5. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The Bank's primary focus is toward consumer and small business transactions, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of $1,000,000.

The Bank has cash and cash equivalents on deposit with financial institutions which exceed federally-insured limits.

OTHER COMMITMENTS

The Bank has entered into employment agreements with certain of its key officers covering duties, salary, benefits, stock options, provisions for termination and Bank obligations in the event of merger or acquisition.

NOTE 15.  REGULATORY RESTRICTIONS

DIVIDENDS

The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits (retained earnings) as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the Bank.

CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as all those terms are defined in the regulations. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1996, the most recent notification from the Federal Reserve categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 15.  REGULATORY RESTRICTIONS, CONTINUED

CAPITAL REQUIREMENTS, CONTINUED

The Bank's actual capital amounts and ratios are also presented in the following table:


                                                                              TO BE WELL
                                                                           CAPITALIZED UNDER
                                                       FOR CAPITAL         PROMPT CORRECTIVE
                                     ACTUAL         ADEQUACY PURPOSES      ACTION PROVISIONS
                              ------------------  ---------------------  ---------------------
                                AMOUNT     RATIO    AMOUNT      RATIO      AMOUNT      RATIO
                              -----------  -----  ----------  ---------  ----------  ---------

DECEMBER 31, 1996:
 Total Capital
   (to Risk-Weighted Assets)  $11,039,625  12.3%  >$7,180,704     >8.0%  >$8,975,880     >10.0%
                                                  -               -      -               -
 Tier I Capital
   (to Risk-Weighted Assets)  $10,039,625  11.2%  >$3,590,352     >4.0%  >$5,385,528     > 6.0%
                                                  -               -      -               -
 Tier I Capital
   (to Average Assets)        $10,039,625   7.8%  >$5,141,480     >4.0%  >$6,426,850     > 5.0%
                                                                  -      -               -
DECEMBER 31, 1995:
 Total Capital
   (to Risk-Weighted Assets)   $9,838,514  12.5%  >$6,312,766     >8.0%  >$7,890,958     >10.0%
                                                  -               -      -               -
 Tier I Capital
   (to Risk-Weighted Assets)   $8,857,521  11.2%  >$3,156,383     >4.0%  >$4,734,575     > 6.0%
                                                  -               -      -               -
 Tier I Capital
   (to Average Assets)         $8,857,521   7.5%  >$4,711,293     >4.0%  >$5,889,116     > 5.0%
                                                                  -      -               -

NOTE 16.  TRANSACTIONS WITH RELATED PARTIES

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Aggregate transactions involving the purchase of goods and services from related parties in 1996 amounted to approximately $32,230.

Aggregate 1996 and 1995 loan transactions with related parties were as follows:


                                                                                               1996         1995
                                                                                            -----------  ----------

BALANCE, BEGINNING                                                                           $1,600,705    $825,808

New loans                                                                                     2,836,075     680,141
Repayments                                                                                   (1,441,277)   (630,748)
Relationship changes                                                                             24,821     725,504
                                                                                            -----------  ----------
BALANCE, ENDING                                                                              $3,020,324  $1,600,705
                                                                                            ===========  ==========

================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 17.  SUBSIDIARY CONDENSED FINANCIAL STATEMENTS

Old North State Investments, Inc., formerly Enterprise Financial Service Corporation, is a wholly-owned subsidiary of the Bank which sells annuities and mutual funds. Old North State Investments, Inc.'s condensed financial statements as of December 31, 1996 and 1995 and for the years then ended are presented below. The assets, liabilities, equity, results of operations and cash flows noted therein are included in Old North State Bank's consolidated financial statements only from December 28, 1995 (the date of acquisition) forward.

BALANCE SHEETS
---------------------------------------------------------------------------------------------

                                                                             1996      1995
                                                                           --------  --------

Cash                                                                       $238,618   $87,767
Equipment, net                                                                2,304     4,080
Commissions receivable                                                       14,202    30,430
Other assets                                                                    753     4,006
                                                                           --------  --------
                                                                           $255,877  $126,283
                                                                           ========  ========

Due to Old North State Bank                                                 117,033         -
Other liabilities                                                             3,130    15,004
Stockholder's equity                                                        135,714   111,279
                                                                           --------  --------
                                                                           $255,877  $126,283
                                                                           ========  ========

STATEMENTS OF INCOME
---------------------------------------------------------------------------------------------

Commission income                                                          $143,021  $185,466
                                                                           --------  --------

Personnel and employee benefits                                              66,577   102,085
Occupancy expense                                                             7,494     8,949
Furniture and equipment expense                                               2,331     2,137
Other operating expense                                                      25,779    24,915
                                                                           --------  --------
                                                                            102,181   138,086
                                                                           --------  --------
       Net income before income taxes                                        40,840    47,380

Income taxes                                                                 16,405     3,555
                                                                           --------  --------
       Net income                                                           $24,435   $43,825
                                                                           ========  ========

STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                 $24,435   $43,825
 Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                             1,776     2,481
     Net changes in assets and liabilities                                  124,640    (1,167)
                                                                           --------  --------
       Net cash provided by operating activities and net increase in cash   150,851    45,139

CASH, BEGINNING                                                              87,767    42,628
                                                                           --------  --------
CASH, ENDING                                                               $238,618   $87,767
                                                                           ========  ========

NOTE 18.  PENDING AFFILIATION

On March 14, 1997, the Bank entered an agreement to affiliate with LSB Bancshares, Inc. through an arrangement whereby Old North State Bank would be merged into Lexington State Bank, a subsidiary of LSB Bancshares, Inc. Completion of the transaction is subject to a number of conditions, including approval by the shareholders of Old North State Bank and appropriate regulatory authorities.

NOTE 19.  LITIGATION

On March 11, 1997, the Bank filed a lawsuit in Forsyth County against two individuals and a related business to collect the balance of amounts paid by the Bank (approximately $94,000) to a supplier of the business for purchases made by the business.

On May 9, 1997, the defendants filed an answer to the lawsuit and included counterclaims against the Bank on the basis of allegations that the Bank
(i) unlawfully converted assets of the defendants by placing an administrative freeze on the defendants' accounts with the Bank (amounting to approximately $67,000) and (ii) engaged in unfair and deceptive trade practices. The counterclaims seek compensatory damages in excess of $10,000 and an award of punitive damages or, in the alternative, that the compensatory damages be trebled.

The management of Old North State Bank denies the validity of these counterclaims and intends to vigorously defend these matters in addition to aggressively pursuing its own claims against the defendants. However, the litigation is in too early a stage to determine the outcome of this contingency.

                 [LARROWE, CARDWELL & COMPANY, LC LETTERHEAD]


                         INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Old North State Bank
Winston-Salem, North Carolina

We have audited the consolidated balance sheets of Old North State Bank and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Old North State Bank and subsidiary at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Larrowe, Cardwell & Company, LC

Galax, Virginia
January 30, 1997, except for Note 18,
as to which the date is March 14, 1997 and Note 19
as to which the date is May 9, 1997

                              OLD NORTH STATE BANK


----------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS                                                       (UNAUDITED)
----------------------------------------------------------------------------------------------

                                                                June 30           December 31
ASSETS                                                            1997                1996
                                                             -------------       -------------

Cash and due from banks                                      $   7,286,424       $   4,409,195
Interest-bearing deposits with banks                                67,373             154,964
Federal funds sold                                                 675,000                   0
Investment securities available for sale                        33,070,814          33,338,179
Investment securities to be held to maturity; market
   value of $4,142,355 in 1997 and $4,100,003 in 1996            4,145,966           4,146,321
Loans, net of allowance for credit losses of $1,076,053
   in 1997 and $1,000,000 in 1996                               86,245,900          82,848,597
Property and equipment                                           2,101,108           2,424,074
Accrued income                                                   1,115,895           1,014,675
Other assets                                                     2,021,688           1,908,602
                                                             -------------       -------------
                                                             $ 136,730,168       $ 130,244,607
                                                             -------------       -------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposits                                              $  14,406,701       $  18,532,416
Interest-bearing demand deposits                                15,379,958          12,830,570
Savings deposits                                                17,121,803          15,795,893
Large denomination time deposits                                18,569,921          15,057,971
Other time deposits                                             48,586,355          47,884,021
                                                             -------------       -------------
   Total deposits                                              114,064,738         110,100,871

Federal funds purchased and securities sold under
   agreements to repurchase                                      1,768,503           2,824,832
Short-term debt                                                  3,583,000                   0
Long-term debt                                                   4,433,667           4,908,333
Accrued interest payable                                           919,465             941,875
Other liabilities                                                  141,235             292,951
                                                             -------------       -------------
                                                               124,910,608         119,068,862
                                                             =============       =============

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock, $5, par value; 2,000,000 shares
   authorized; 1,582,678 and 1,580,978 issued in 1997
   and 1996 respectively                                         7,913,390           7,904,890
Surplus                                                          2,851,025           2,850,260
Retained earnings                                                1,112,719             529,325
Unrealized appreciation (depreciation) on investment
   securities available for sale, net of income taxes              (57,574)           (108,730)
                                                             -------------       -------------
                                                                11,819,560          11,175,745
                                                             -------------       -------------
                                                             $ 136,730,168       $ 130,244,607
                                                             =============       =============

                              OLD NORTH STATE BANK


-------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME                                                               (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 1997, 1996
-------------------------------------------------------------------------------------------------------------------------

                                                    THREE MONTHS ENDED                        SIX MONTHS ENDED
                                               JUNE 1997          JUNE 1996           JUNE 1997            JUNE 1996
                                           ----------------    ---------------     ----------------     ----------------

Interest income:
   Loans and fees on loans                    $ 2,097,399         $ 1,877,152         $ 4,098,593         $ 3,581,790
   Federal funds sold                              29,097               8,693              50,968              41,870
   Investment securities:
     Taxable                                      573,234             554,679           1,132,280           1,145,497
     Exempt from federal income tax                35,220               6,006              61,076              10,206
   Deposits with banks                              9,499               6,985              14,467              13,702
                                              -----------         -----------         -----------         -----------
                                                2,744,449           2,453,515           5,357,384           4,793,065

Interest expense:
   Interest on deposits                         1,109,548             930,106           2,141,859           1,961,827
   Interest on federal funds purchased
     and securities sold under
     agreements to repurchase                      21,855              16,670              53,233              31,113
   Interest on other borrowed funds               134,378              71,452             263,651             123,192
                                              -----------         -----------         -----------         -----------
                                                1,265,781           1,018,228           2,458,743           2,116,132
                                              -----------         -----------         -----------         -----------

   Net interest income                          1,478,668           1,435,287           2,898,641           2,676,933

Provision for credit losses                        95,000              60,000             120,000             120,000
                                              -----------         -----------         -----------         -----------
   Net interest income after provision
   for credit losses                            1,383,668           1,375,287           2,778,641           2,556,933
                                              -----------         -----------         -----------         -----------

Other Income:
   Service charges on deposit accounts            137,299             119,400             271,867             237,003
   Securities gains (losses)                            0             (22,581)            (29,002)            (22,581)
   Other income                                    (8,093)            (37,244)             19,476             103,307
                                              -----------         -----------         -----------         -----------
                                                  129,206              59,575             262,341             318,719
                                              -----------         -----------         -----------         -----------

Other expense:
   Salaries and employee benefits                 507,571             565,554           1,074,333           1,101,974
   Occupancy expense                              129,574             120,446             250,859             237,928
   Equipment expense                               70,075              64,544             145,083             134,475
   Other expense                                  449,463             279,924             751,244             588,401
                                              -----------         -----------         -----------         -----------
                                                1,156,683           1,030,468           2,221,519           2,062,778
                                              -----------         -----------         -----------         -----------
   Income before income taxes and
     cumulative effect of a change in
     accounting principle                         356,191             404,394             819,463             812,874

Income tax expense                                 98,655             102,388             236,069             219,433
                                              -----------         -----------         -----------         -----------

   Net income                                 $   257,536         $   302,006         $   583,394             593,441
                                              -----------         -----------         -----------         -----------

Per share amounts:

   Net income                                 $      0.16         $      0.19         $      0.37         $      0.38
                                              -----------         -----------         -----------         -----------

                              OLD NORTH STATE BANK


----------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS                                                   (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 1997, 1996
----------------------------------------------------------------------------------------------------------
                                                                             1997                 1996
                                                                         -----------         ------------
Cash flows from operating activities:
Net income                                                               $   583,394         $    593,441
Adjustments to reconcile net income to net cash provided by
   operations:
     Depreciation and amortization                                           154,432              137,269
     Provision for credit losses                                             120,000              120,000
     Other valuation provision                                                     0                    0
     Deferred income taxes                                                   (20,489)             242,702
     Net realized (gains) losses on securities                                29,002               22,581
     Accretion of discount on securities, net of amortization of
     premiums                                                                  3,855              (44,326)
     Changes in assets and liabilities:
        Accrued income                                                      (101,220)             (74,109)
        Other assets                                                        (113,086)            (434,375)
        Accrued interest payable                                             (22,410)            (152,691)
        Other liabilities                                                   (151,716)               2,218
                                                                         -----------         ------------
Net cash provided by operating activities                                    481,762              412,710
                                                                         -----------         ------------

Cash flows from investing activities:
Net (increase) decrease in interest-bearing deposits in banks                 87,591              106,783
Net (increase) decrease in federal funds sold                               (675,000)           1,765,000
Purchases of securities                                                   (3,993,547)         (13,478,597)
Sales of securities                                                        1,891,466            3,029,266
Maturities of securities                                                   2,408,589            8,103,540
Net increase in loans                                                     (3,517,303)          (6,738,598)
Purchases of property and equipment                                          168,534             (145,054)
                                                                         -----------         ------------
   Net cash used in investing activities                                  (3,629,670)          (7,357,660)
                                                                         -----------         ------------

Cash flows from financing activities:
Net increase (decrease) in demand, savings and NOW deposits                 (250,417)           2,324,187
Net increase (decrease) in time deposits                                   4,214,284             (681,149)
Net increase (decrease) in federal funds purchased and securities
   sold under agreements to repurchase                                    (1,056,329)             724,804
Proceeds from (repayment of) long-term debt                                3,108,334            5,000,000
Dividends paid                                                                     0                    0
Proceeds from issuance of common stock                                         9,265               35,190
                                                                         -----------         ------------
   Net cash provided by financing activities                               6,025,137            7,403,032
                                                                         -----------         ------------
   Net increase in cash and cash equivalents                               2,877,229              458,082

Cash and cash equivalents, beginning                                       4,409,195            5,054,158
                                                                         -----------         ------------
Cash and cash equivalents, ending                                        $ 7,286,424         $  5,512,240
                                                                         ===========         ============

Supplemental disclosure of cash flow information:
   Interest paid                                                         $ 2,481,153         $  2,330,897
                                                                         ===========         ============
   Taxes paid                                                            $   105,524         $    119,973
                                                                         ===========         ============
Supplemental schedule of noncash investing activities:
   Other real estate acquired in settlement of loans                     $         0         $          0
                                                                         -----------         ------------
   Net noncash assets acquired for common stock                          $         0         $          0
                                                                         ===========         ============

                              OLD NORTH STATE BANK


---------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                              (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 1997, 1996
---------------------------------------------------------------------------------------------------------------------------

                                COMMON STOCK
                                                                                             UNREALIZED
                                                                                            APPRECIATION
                                                                            RETAINED       (DEPRECIATION)
                          SHARES           AMOUNT          SURPLUS          EARNINGS       ON SECURITIES         TOTAL
                        ------------     ------------    -------------    -------------    ---------------    -------------

Balance, January 1,
   1996                   1,572,171       $7,860,855       $1,846,297         $503,016            $34,472      $10,244,640

Net income                                                                                                               0

Unrealized
   depreciation on
   investment
   securities                                                                                                            0
   available for
   sale, net of taxes
                        ------------     ------------    -------------    -------------    ---------------    -------------
Balance, June 30, 1996    1,572,171       $7,860,855       $1,846,297         $503,016            $34,472      $10,244,640
                        ------------     ------------    -------------    -------------    ---------------    -------------




Balance, January 1,       1,580,978       $7,904,890       $2,850,260         $529,325         ($108,730)      $11,175,745
   1997

Net income                                                                     583,394                             583,394
Stock options
   exercised                  1,700            8,500              765                                                9,265
Net changes in
   unrealized
   depreciation on
   investment
   securities
   available for                                                                                   51,156           51,156
   sale, net of taxes
                        ============     ============    =============    =============    ===============    =============
Balance, June 30, 1997    1,582,678       $7,913,390       $2,851,025       $1,112,719          ($57,574)      $11,819,560
                        ============     ============    =============    =============    ===============    =============

                              OLD NORTH STATE BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION - The accompanying unaudited financial statements were prepared in accordance with instructions for Form 10-QSB and therefore, do not include all disclosures required by generally accepted accounting principals for a complete presentation of financial statements. In the opinion of management, the financial statements contain all adjustments necessary to present fairly the financial condition of Old North State Bank as of June 30, 1997 and December 31, 1996, the results of operations for the six months and three months ended June 30, 1997 and 1996, and its cash flows for the six months ended June 30, 1997 and 1996. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results expected for the full year.

Old North State Bank is located in Winston-Salem, North Carolina. Old North State Investments, Inc. (a wholly-owned subsidiary of the Bank) sells mutual funds and annuities. The accounting policies as set forth below are those followed by the Bank in addition to the accounting policies as set forth in Note 1 of Old North State's annual financial statements previously furnished in connection with the registration of filing to become a member of the Federal Reserve Bank.

PRESENTATION OF CASH FLOWS: For purposes of reporting cash flows, cash and due from banks includes cash and amounts due from depository institutions (including cash items in process of clearing). Overnight interest-bearing deposits, and federal funds sold are shown separately. Cash flows from demand deposits, NOW accounts and savings accounts are reported net since their original maturities are less than three months. Loans and time deposits are reported net per FASB statement no. 104. Federal Funds purchased are shown separately.

INVESTMENTS SECURITIES: Investment securities classified as held to maturity are those debt securities that the Bank has the ability and intent to hold to maturity. Accordingly, these securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest-method over their contractual lives.

Investments classified as available for sale are intended to be held for indefinite periods of time and include those securities that management may employ as part of asset/liability strategy or that may be sold in response to changes in interest rates, prepayments, regulatory capital requirements or similar factors. These securities are carried at the lower of amortized cost or market value. Gains and losses on the sales of such securities are determined by the specific-identification method.

LOANS: Loans are stated at the amount of unpaid principal, reduced by unearned discount and fees, and an allowance for loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

Activity in the allowance for loan losses for the six months ended June 30, 1997 and June 30, 1996 follows:

                                               June 30, 1997      June 30, 1996
                                               -------------      --------------

Balance at beginning of year                     1,000,000            980,993
Add provision charged to expense                   120,000            120,000
Loss loans charged-off net of recoveries           (43,947)           (81,791)
                                                ----------         ----------
                                                 1,076,053          1,019,202
                                                ==========         ==========

Interest on all loans is accrued daily on the outstanding balance. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

NOTE 2. EARNINGS PER SHARE - Earnings per share for the six months ended June 30, 1997 and 1996, were calculated by dividing net income by the weighted average number of shares outstanding during the period.

NOTE 3. BALANCE SHEETS - The Balance Sheet at December 31, 1996, has been taken from the audited financial statements at that date.

NOTE 4. RECLASSIFICATIONS - For comparative purposes, there may be certain amounts in the 1996 consolidated financial statements which have been reclassified to conform with the classifications used in 1997. Such reclassifications have no effect on net income or stockholders' equity as previously reported.

                    PRO FORMA CONDENSED FINANCIAL INFORMATION

       The following Pro Forma Condensed Financial Information and explanatory notes are presented to show the impact of the Merger on LSB's historical financial position and results of operations. The Merger is reflected in the Pro Forma Condensed Financial Information under the pooling-of-interests method of accounting.

       The Pro Forma Condensed Balance Sheet presented assumes that the Merger was consummated on December 31, 1996, and the Pro Forma Condensed Income Statements assume that the Merger was consummated at the beginning of each period presented.

       ONSB acquired Piedmont BancShares Corporation and its consolidated subsidiary, Enterprise Bank and Trust Company, in the fourth quarter of 1995. The acquisition was accounted for under the purchase method of accounting, and, accordingly, the consolidated financial statements of LSB reflected in the following pro forma condensed financial information include the results of operations of the acquired companies since the date of acquisition.

       The pro forma earnings are not necessarily indicative of the results of operations had the Merger occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

                        PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                                   LSB AND
                                                                                   PRO FORMA ADJUSTMENTS            ONSB
                                                                                ---------------------------       PRO FORMA
                                                      LSB           ONSB           LSB              ONSB            DEBIT
                                                  ---------      ---------      ----------       ----------       ---------
ASSETS
     Cash and cash equivalents                    $  18,847      $   7,354      $                $                $  26,201
     Federal funds sold and securities
        purchased under resale agreements
        or similar arrangements                      47,625            675                                           48,300
     Securities at carrying value                    82,149         37,217                                          119,366
     Loans and leases, net of unearned
        income                                      293,262         87,322                                          380,584
         Allowance for loan and lease losses         (3,542)        (1,076)                                          (4,618)

                                                  ---------      ---------      ---------        ---------        ---------
              Loans and leases, net                 289,720         86,246                                          375,966
                                                  ---------      ---------      ---------        ---------        ---------

     Premises and equipment, net                      9,105          2,101                                           11,206
     Other assets                                     6,425          3,137                                            9,562
                                                  ---------      ---------      ---------        ---------        ---------
              Total assets                        $ 453,871      $ 136,730      $     --        $      --         $ 590,601
                                                  =========      =========      =========        =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Noninterest-bearing demand deposits          $  51,887         14,407      $                $                $  66,294
     Interest-bearing deposits                      323,170         99,658                                          422,828
                                                  ---------      ---------      ---------        ---------        ---------
              Total deposits                        375,057        114,065                                          489,122

     Short-term borrowed funds                        3,015          5,351                                            8,366
     Long-term debt                                  19,500          4,434                                           23,934
     Accounts payable and other                       2,469          1,061                           1,247(1)         4,777
     liabilities                                  ---------      ---------      ---------        ---------        ---------
              Total liabilities                     400,041        124,911            --             1,247          526,199
                                                  ---------      ---------      ---------        ---------        ---------

Shareholders' equity:
     Common stock, $5 par, 10,000,000
        shares authorized, 5,405,177
        issued and outstanding at June 30,
        1997, 5,405,177 shares and 6,905,554
        shares pro forma issued and
        outstanding, respectively                    27,026          7,913            411(2)                         34,528
     Additional paid-in capital                      11,342          2,851                             411(2)        14,604
     Retained earnings                               15,502          1,113          1,247(1)                         15,368
     Net unrealized appreciation
        (depreciation) on securities
        available for sale                              (40)           (58)                                             (98)
                                                  ---------      ---------      ---------        ---------        ---------

              Total shareholders' equity             53,830         11,819          1,658              411           64,402
                                                  ---------      ---------      ---------        ---------        ---------

              Total liabilities and
                 shareholders' equity             $ 453,871      $ 136,730      $   1,658        $   1,658        $ 590,601
                                                  =========      =========      =========        =========        =========



            See Notes for Pro Forma Condensed Financial Information.

                      PRO FORMA CONDENSED BALANCE SHEET
                              DECEMBER 31, 1996
                                 (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                                   LSB AND
                                                                                   PRO FORMA ADJUSTMENTS            ONSB
                                                                                ---------------------------       PRO FORMA
                                                      LSB           ONSB           LSB              ONSB            DEBIT
                                                  ---------      ---------      ----------       ----------       ---------
ASSETS
     Cash and cash equivalents                    $  20,611      $   4,564      $                $                $  25,175
     Federal funds sold and securities
        purchased under resale agreements
        or similar arrangements                      26,720            --                                            26,720
     Securities at carrying value                    90,617         37,484                                          128,101
     Loans and leases, net of unearned
        income                                      272,044         83,849                                          355,893
         Allowance for loan and lease losses         (3,075)        (1,000)                                          (4,075)
                                                  ---------      ---------      ----------       ----------       ---------
              Loans and leases, net                 268,969         82,849                                          351,818
                                                  ---------      ---------      ----------       ----------       ---------

     Premises and equipment, net                      8,840          2,424                                           11,264
     Other assets                                     5,843          2,924                                            8,767
                                                  ---------      ---------      ----------       ----------       ---------
              Total assets                        $ 421,600      $ 130,245      $      --        $      --        $ 551,845
                                                  =========      =========      ==========       ==========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Noninterest-bearing demand deposits          $  43,987         18,532      $                $                $  62,519
     Interest-bearing deposits                      310,833         91,569                                          402,402
                                                  ---------      ---------      ----------       ----------       ---------
              Total deposits                        354,820        110,101                                          464,921

     Short-term borrowed funds                        3,285          2,825                                            6,110
     Long-term debt                                   9,167          4,908                                           14,075
     Accounts payable and other liabilities           2,641          1,235                            1,247(1)        5,123
                                                  ---------      ---------      ----------       ----------       ---------
              Total liabilities                     369,913        119,069             --             1,247         490,229
                                                  ---------      ---------      ----------       ----------       ---------

Shareholders' equity:
     Common stock, $5 par, 10,000,000
       shares authorized, 5,403,539
        issued and outstanding at December 31,
        1996, 5,403,539 shares and 6,902,306
        shares pro forma issued and
        outstanding, respectively                    27,018          7,905             411(2)                        34,512
     Additional paid-in capital                      11,331          2,850                              411(2)       14,592
     Retained earnings                               13,337            529           1,247(1)                        12,619
     Net unrealized appreciation
        (depreciation) on securities
        available for sale                                1           (108)                                            (107)
                                                  ---------      ---------      ----------      -----------       ---------

              Total shareholders' equity             51,687         11,176           1,658              403          61,616
                                                  ---------      ---------      ----------      -----------       ---------

              Total liabilities and
              shareholders' equity                $ 421,600      $ 130,245      $    1,161      $     1,161       $ 551,845
                                                  =========      =========      ==========      ===========       =========



            See Notes for Pro Forma Condensed Financial Information.

                     PRO FORMA CONDENSED INCOME STATEMENT
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                         LSB AND ONSB
                                                                                          PRO FORMA
                                                            LSB              ONSB        COMBINED (3)
                                                        -----------     -----------      -----------
INTEREST INCOME
     Interest and fees on loans                         $    13,101     $     4,099      $    17,200
     Interest and dividends on securities                     2,465           1,193            3,658
     Interest on short-term investments                       1,060              65            1,125
                                                        -----------     -----------      -----------
         Total interest income                               16,626           5,357           21,983
                                                        -----------     -----------      -----------

INTEREST EXPENSE
     Interest on deposits                                     6,442           2,142            8,584
     Interest on short-term borrowed funds                       45              53               98
     Interest on long-term debt                                 404             263              667
                                                        -----------     -----------      -----------
         Total interest expense                               6,891           2,458            9,349
                                                        -----------     -----------      -----------

NET INTEREST INCOME                                           9,735           2,899           12,634
     Provision for loan losses                                  188             120              308
                                                        -----------     -----------      -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           9,547           2,779           12,326
                                                        -----------     -----------      -----------

NONINTEREST INCOME
     Service charges on deposit accounts                      1,017             272            1,289
     Other noninterest income                                 1,357             (10)           1,347
                                                        -----------     -----------      -----------
         Total noninterest income                             2,374             262            2,636
                                                        -----------     -----------      -----------

NONINTEREST EXPENSE
     Personnel expense                                        4,040           1,075            5,115
     Occupancy and equipment expense                            802             396            1,198
     Other noninterest expense                                2,198             751            2,949
                                                        -----------     -----------      -----------
         Total noninterest expense                            7,040           2,222            9,262
                                                        -----------     -----------      -----------

EARNINGS
     Income before income taxes                               4,881             819            5,700
     Income tax expense                                       1,527             236            1,763
                                                        -----------     -----------      -----------

     NET INCOME                                         $     3,354     $       583      $     3,397
                                                        ===========     ===========      ===========

PER SHARE
     Net income                                         $      0.62     $      0.37      $      0.57
                                                        ===========     ===========      ===========

AVERAGE SHARES OUTSTANDING                                5,404,045       1,582,395        6,904,155
                                                        ===========     ===========      ===========


             See Notes to Pro Forma Condensed Financial Information.

                      PRO FORMA CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                         LSB AND ONSB
                                                                                          PRO FORMA
                                                            LSB             ONSB         COMBINED (3)
                                                        -----------     -----------      -----------
INTEREST INCOME
   Interest and fees on loans                           $    10,809     $     3,582      $    14,391
   Interest and dividends on securities                       3,251           1,156            4,407
   Interest on short-term investments                           222              55              277
                                                        -----------     -----------      -----------
       Total interest income                                 14,282           4,793           19,075
                                                        -----------     -----------      -----------

INTEREST EXPENSE
   Interest on deposits                                       5,605           1,962            7,567
   Interest on short-term borrowed funds                         36              31               67
   Interest on long-term debt                                    --             123              123
                                                        -----------     -----------      -----------
       Total interest expense                                 5,641           2,116            7,757
                                                        -----------     -----------      -----------

NET INTEREST INCOME                                           8,641           2,677           11,318
   Provision for loan losses                                    216             120              336
                                                        -----------     -----------      -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           8,425           2,557           10,982
                                                        -----------     -----------      -----------

NONINTEREST INCOME
   Service charges on deposit accounts                          999             238            1,237
   Other noninterest income                                   1,084              81            1,165
                                                        -----------     -----------      -----------
       Total noninterest income                               2,083             319            2,402
                                                        -----------     -----------      -----------

NONINTEREST EXPENSE
   Personnel expense                                          3,872           1,102            4,974
   Occupancy and equipment expense                              726             373            1,099
   Other noninterest expense                                  2,434             588            3,022
                                                        -----------     -----------      -----------
       Total noninterest expense                              7,032           2,063            9,095
                                                        -----------     -----------      -----------

EARNINGS
   Income before income taxes                                 3,476             813            4,289
   Income tax expense                                           900             220            1,120
                                                        -----------     -----------      -----------

   NET INCOME                                           $     2,576     $       593      $     3,169
                                                        ===========     ===========      ===========

PER SHARE
   Net income                                           $      0.48     $      0.38      $      0.46
                                                        ===========     ===========      ===========

AVERAGE SHARES OUTSTANDING                                5,384,088       1,574,584        6,876,794
                                                        ===========     ===========      ===========


             See Notes to Pro Forma Condensed Financial Information.

                      PRO FORMA CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         LSB AND ONSB
                                                                                          PRO FORMA
                                                             LSB            ONSB         COMBINED (3)
                                                        -----------     -----------      ------------
INTEREST INCOME
     Interest and fees on loans                         $    23,104     $     7,468      $    30,572
     Interest and dividends on securities                     6,132           2,329            8,461
     Interest on short-term investments                       1,056              94            1,150
                                                        -----------     -----------      -----------
         Total interest income                               30,292           9,891           40,183
                                                        -----------     -----------      -----------

INTEREST EXPENSE
     Interest on deposits                                    11,776           4,047           15,823
     Interest on short-term borrowed funds                      104              77              181
     Interest on long-term debt                                 272             265              537
                                                        -----------     -----------      -----------
         Total interest expense                              12,152           4,389           16,541
                                                        -----------     -----------      -----------

NET INTEREST INCOME                                          18,140           5,502           23,642
     Provision for loan losses                                  562             243              805
                                                        -----------     -----------      -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          17,578           5,259           22,837
                                                        -----------     -----------      -----------

NONINTEREST INCOME
     Service charges on deposit accounts                      2,032             525            2,557
     Other noninterest income                                 2,081             194            2,275
                                                        -----------     -----------      -----------
         Total noninterest income                             4,113             719            4,832
                                                        -----------     -----------      -----------

NONINTEREST EXPENSE
     Personnel expense                                        7,656           2,502           10,158
     Occupancy and equipment expense                          1,500             771            2,271
     Other noninterest expense                                4,373           1,284            5,657
                                                        -----------     -----------      -----------
         Total noninterest expense                           13,529           4,557           18,086
                                                        -----------     -----------      -----------

EARNING
     Income before income taxes                               8,162           1,421            9,583
     Income tax expense                                       2,323             395            2,718
                                                        -----------     -----------      -----------

     NET INCOME                                         $     5,839     $     1,026      $     6,865
                                                        ===========     ===========      ===========

PER SHARE
     Net income                                         $      1.08     $      0.65      $      1.00
                                                        ===========     ===========      ===========

AVERAGE SHARES OUTSTANDING                                5,393,813       1,576,623        6,888,452
                                                        ===========     ===========      ===========

             See Notes to Pro Forma Condensed Financial Information.

                      PRO FORMA CONDENSED INCOME STATEMENT
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                        LSB AND ONSB
                                                                                         PRO FORMA
                                                             LSB            ONSB         COMBINED (3)
                                                        -----------     -----------      -----------
INTEREST INCOME
     Interest and fees on loans                         $    20,290     $     3,071      $    23,361
     Interest and dividends on securities                     6,695           1,115            7,810
     Interest on short-term investments                       1,066              96            1,162
                                                        -----------     -----------      -----------
         Total interest income                               28,051           4,282           32,333
                                                        -----------     -----------      -----------

INTEREST EXPENSE
     Interest on deposits                                    11,402           1,947           13,349
     Interest on short-term borrowed funds                       46               4               50
     Interest on long-term debt                                  --              27               27
                                                        -----------     -----------      -----------
         Total interest expense                              11,448           1,978           13,426
                                                        -----------     -----------      -----------

NET INTEREST INCOME                                          16,603           2,304           18,907
     Provision for loan losses                                  252             115              367
                                                        -----------     -----------      -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          16,351           2,189           18,540
                                                        -----------     -----------      -----------

NONINTEREST INCOME
     Service charges on deposit accounts                      1,816             314            2,130
     Other noninterest income                                 1,428              41            1,469
                                                        -----------     -----------      -----------
         Total noninterest income                             3,244             355            3,599
                                                        -----------     -----------      -----------

NONINTEREST EXPENSE
     Personnel expense                                        7,469           1,057            8,526
     Occupancy and equipment expense                          1,444             304            1,748
     Other noninterest expense                                4,199             618            4,817
                                                        -----------     -----------      -----------
         Total noninterest expense                           13,112           1,979           15,091
                                                        -----------     -----------      -----------

EARNINGS
     Income before income taxes                               6,483             565            7,048
     Income tax expense                                       1,701             187            1,888
                                                        -----------     -----------      -----------

NET INCOME                                              $     4,782     $       378      $     5,160
                                                        ===========     ===========      ===========

PER SHARE
     Net income                                         $      0.89     $      0.50      $      0.85
                                                        ===========     ===========      ===========

AVERAGE SHARES OUTSTANDING (4)                            5,365,497         750,659        6,077,122
                                                        ===========     ===========      ===========


             See Notes to Pro Forma Condensed Financial Information.

                      PRO FORMA CONDENSED INCOME STATEMENT
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         LSB AND ONSB
                                                                                           PRO FORMA
                                                             LSB           ONSB          COMBINED (3)
                                                        -----------     -----------      ------------
INTEREST INCOME
    Interest and fees on loans and leases               $    17,245     $     2,278      $    19,523
    Interest and dividends on securities                      6,205             633            6,838
    Interest on short-term investments                          943              34              977
                                                        -----------     -----------      -----------
        Total interest income                                24,393           2,945           27,338
                                                        -----------     -----------      -----------

INTEREST EXPENSE
    Interest on deposits                                      8,622           1,137            9,759
    Interest on short-term borrowed funds                        73               3               76
    Interest on long-term debt                                   --              23               23
                                                        -----------     -----------      -----------
        Total interest expense                                8,695           1,163            9,858
                                                        -----------     -----------      -----------

NET INTEREST INCOME                                          15,698           1,782           17,480
    Provision for loan and lease losses                         219              63              282
                                                        -----------     -----------      -----------

NET INTEREST  INCOME AFTER PROVISION FOR LOAN AND LEASE      15,479           1,719           17,198
LOSSES
                                                        -----------     -----------      -----------

 NONINTEREST INCOME
    Service charges on deposit accounts                       1,812             230            2,042
    Other noninterest income                                    791              18              809
                                                        -----------     -----------      -----------
        Total noninterest income                              2,603             248            2,851
                                                        -----------     -----------      -----------

NONINTEREST EXPENSE
    Personnel expense                                         6,946             802            7,748
    Occupancy and equipment expense                           1,374             225            1,599
    Other noninterest expense                                 3,878             485            4,363
                                                        -----------     -----------      -----------
        Total noninterest expense                            12,198           1,512           13,710
                                                        -----------     -----------      -----------

EARNINGS
    Income before income taxes                                5,884             455            6,339
    Income tax expense                                        1,422             156            1,578
                                                        -----------     -----------      -----------

    NET INCOME                                          $     4,462     $       299      $     4,761
                                                        ===========     ===========      ===========

PER SHARE                                               $      0.84     $      0.44      $      0.79
                                                        ===========     ===========      ===========
    Net income

AVERAGE SHARES OUTSTANDING                                5,338,545         686,611        5,989,452
                                                        ===========     ===========      ===========

             See Notes to Pro Forma Condensed Financial Information.

               NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION



Note 1.  Certain material, nonrecurring adjustments of approximately
         $1.5 million (pre-tax) will be recorded in conjunction with the Merger. These adjustments include amounts to effect the settlement of obligations under existing employment contracts and amounts associated with the conversion of ONSB branches. It is estimated that approximately $840 thousand of the expenses will be directly related to effecting the Merger and therefore will not be deductible for income tax purposes. The impact of these adjustments has been reflected in the Pro Forma Condensed Balance Sheets as of June 30, 1997, and December 31, 1996, respectively.

Note 2. Based on an Exchange Rate of 0.948 for the conversion of ONSB Stock into LSB Stock. At June 30, 1997, and December 31, 1996, ONSB had 1,582,678 and 1,580,978 shares of stock outstanding, respectively.

Note 3. No pro forma adjustments relating to the Merger are reflected in the Pro Forma Condensed Income Statements.

Note 4. ONSB's weighted average shares outstanding at December 31, 1995 are based on 750,659 average shares outstanding adjusted for a 1.922 for one stock split paid January 1, 1995 and the acquisition of Piedmont BancShares Corporation in exchange for 828,320 shares of ONSB Stock.

Note 5. ONSB's weighted average shares outstanding at December 31, 1996 are based on 1,576,623 average shares outstanding adjusted for the exercise of stock options of 8,807 shares.

                                  EXHIBIT INDEX




Exhibit No.   Description of Exhibit
-----------   ----------------------

     2 Agreement and Plan of Reorganization and Merger dated March 14, 1997 by and among LSB Bancshares, Inc., Lexington State Bank, and Old North State Bank.


    23        Consent of Larrowe, Cardwell & Company, LC